FORM **BCA 10.30** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

File # D 6328-560-9 Filing Fee: $50 Approved: ______

---- **Submit in duplicate** ---- **Type or Print clearly in black ink** ---- **Do not write above this line** ----

1. Corporate Name (**See Note 1 on page 4.**): Covenant Bancshares, Inc.

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on May 31 (Month & Day), 2010 (Year) in the manner indicated below:

Mark an "X" in one box only.

- ☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (**See Note 3 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (**See Note 4 on page 4.**)
- ☑ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (**See Notes 4 and 5 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (**See Note 5 on page 4.**)

3. Text of Amendment:
   a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
   Article I: Name of the Corporation: ______________________ (New Name)

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.
For more space, attach additional sheets of this size.

See Exhibit A attached hereto.

4. The manner, if not set forth in Article 3a, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):

No change

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert "No change"):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No change

b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert "No change"):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
(See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$ No change	$ No change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated August 12, 2010 (Month & Day, Year)   Covenant Bancshares, Inc. (Exact Name of Corporation)

[signature]
Any Authorized Officer's Signature

John L. Sorensen, Jr., President
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ______________________, ____
Month & Day, Year

NOTES AND INSTRUCTIONS

1. State the true exact corporate name as it appears on the records of the Office of the Secretary of State **BEFORE** any amendments herein reported.

2. Incorporators are permitted to adopt amendments **ONLY** before any shares have been issued and before any directors have been named or elected. **(§ 10.10)**

3. Directors may adopt amendments without shareholder approval in only seven instances, as follows:
   a. To remove the names and addresses of directors named in the Articles of Incorporation.
   b. To remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed.
   c. To increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.
   d. To split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.
   e. To change the corporate name by substituting the word "corporation," "incorporated," "company," "limited" or the abbreviation "corp.," "inc.," "co.," or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.
   f. To reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with §9.05.
   g. To restate the Articles of Incorporation as currently amended. **(§10.15)**

4. All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

   Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

   To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a two thirds vote within each class is required).

   The Articles of Incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. **(§10.20)**

5. When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least five days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. **(§§7.10 & 10.20)**

6. In the event of an increase in paid-in capital, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.

COVENANT BANCSHARES, INC.
EXHIBIT A
TO ARTICLES OF AMENDMENT
(D 6328-560-9)

ARTICLE FOUR of the Company's Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

Paragraph 1. Authorized Shares, Issued Shares and Consideration Received. The class, number of shares, and the par value, if any, of each class of stock which the Corporation shall have authority to issue shall be as follows:

Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Issued
Common	$4.50 per share	10,000,000	689,149
Preferred	no par value	1,000,000	0

Shares of the Corporation may be issued from time to time in such manner, amounts and proportions and for such consideration as shall be fixed by the Board of Directors of the Corporation.

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

COMMON STOCK

(a) Dividends. Subject to any rights to receive dividends to which the holders of the shares of the Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors from any funds legally available therefor.

(b) Liquidation. In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purpose of this paragraph (b).

(c) Voting. Each outstanding share of Common Stock of the corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of the shareholders.

PREFERRED STOCK

The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one or more series, to fix the number of shares in each such series and to fix the designations and powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series. The authority of the Board of Directors with respect to each such series shall include a determination of the following (which may vary as between the different series of Preferred Stock):

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

(c) Whether or not the shares of the series are redeemable and, if redeemable, including the times during which they shall be redeemable and the amount per share payable in case of redemption, which amount may, but need not, vary according to the time and circumstances of such action;

(d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of the Corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Corporation of the shares of the series;

(f) The right, if any, to exchange or convert shares of the series into shares of any other series or class of stock of the Corporation and the rate or basis, time, manner and condition of exchange or conversion;

(g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

(h) Any other term, condition or provision with respect to the series not inconsistent with the provisions of this Article Four or any resolution adopted by the Board of Directors pursuant thereto.